Exhibit 1.1

1% of funds raised - Max $150,000 $455,000 10/1/2021 **October 1, 2021 Addendum December 15, 2021 - Clarification: Commissions payable to Rialto Markets will ONLY apply to investments received and processed through Rialto Markets technology.